UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008
Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2000 W. Sam Houston Pkwy. S., Suite 1700 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report:
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
Underwriting Agreement
Original Indenture
First Supplemental Indenture
Opinion of Baker Botts L.L.P.- Validity
Opinion of Baker Botts L.L.P.- Tax Matters
Common Stock Purchase Agreement
Third Amendment to Credit Agreement
Third Amendment to Letter of Credit Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Underwriting Agreements
     On June 11, 2008, Bristow Group Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”), pursuant to which the Company sold an aggregate of 4,100,000 shares of its common stock, par value $0.01 per share (the “Common Shares”), to the several underwriters named in the Equity Underwriting Agreement (the “Equity Underwriters”). Pursuant to the Equity Underwriting Agreement, the Company granted the Equity Underwriters an option to purchase up to an additional 615,000 Common Shares. A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Equity Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Equity Underwriting Agreement. The net proceeds from the sale of the Common Shares sold (not including any Common Shares issuable pursuant to the Equity Underwriters’ over-allotment option) was approximately $183.2 million (after deducting underwriting discounts and commissions and estimated expenses).
     On June 11, 2008, the Company entered into an underwriting agreement (the “Debt Underwriting Agreement”), pursuant to which the Company sold an aggregate of $100,000,000 principal amount of its 3.00% Convertible Senior Notes due 2038 (the “Notes”), guaranteed on a senior unsecured basis by certain domestic subsidiaries of the Company (the “Subsidiary Guarantors”), to the several underwriters named in the Debt Underwriting Agreement (the “Debt Underwriters”). Pursuant to the Debt Underwriting Agreement, the Company granted the Debt Underwriters an option to purchase up to an additional $15,000,000 aggregate principal amount of the Notes. A copy of the Debt Underwriting Agreement is filed as Exhibit 1.2 hereto and is incorporated herein by reference. The description of the Debt Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Debt Underwriting Agreement. The net proceeds from the sale of the Notes (not including any Notes issuable pursuant to the Debt Underwriters’ over-allotment option) was approximately $96.6 million (after deducting underwriting discounts and commissions and estimated expenses).
     The Notes will be convertible, under certain circumstances, using a net share settlement process, into a combination of cash and Common Shares. The initial base conversion price of the Notes is approximately $77.34 (subject to adjustment in certain circumstances), based on the initial base conversion rate of 12.9307 Common Shares per $1,000 principal amount of Notes. In general, upon conversion of a Note, the holder will receive cash equal to the principal amount of the Note and Common Shares to the extent of the Note’s conversion value in excess of such principal amount. In addition, if at the time of conversion the applicable price of the Company’s common stock exceeds the base conversion price, holders will receive up to an additional 8.4049 Common Shares per $1,000 principal amount of Notes, as determined pursuant to a specified formula. The Notes will bear interest at a rate of 3.00% per annum. The Notes will mature on June 15, 2038 and may not be redeemed by the Company prior to June 15, 2015, after which they may be redeemed at 100% of principal amount plus accrued and unpaid interest. Holders of the Notes may require the Company to repurchase any or all of their Notes for cash on June 15, 2015, 2020, 2025, 2030 and 2035, or if we undergo a fundamental change (as defined in the Indenture), at 100% of the principal amount plus accrued and unpaid interest. The Notes are senior unsecured obligations of the Company.
     The closing of the offerings pursuant to the Equity Underwriting Agreement and the Debt Underwriting Agreement took place on June 17, 2008.
     Private Placement to Caledonia Investments plc
     The information in Item 3.02 is incorporated herein by reference.
     Indentures
     On June 17, 2008, the Company entered into a senior indenture (the “Original Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), and the Subsidiary Guarantors. The Indenture is filed as Exhibit 4.1 hereto and the terms and conditions thereof are incorporated herein by reference. The Company also executed a first supplemental indenture to the Original Indenture (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”) with the Trustee and the Subsidiary Guarantors. The First Supplemental Indenture is filed as Exhibit 4.2 hereto and the terms and conditions thereof are incorporated herein by reference.

     The form of the Notes issued pursuant to the Indenture is attached as an exhibit to the First Supplemental Indenture and the terms and conditions thereof are incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information in Item 1.01 with respect to the Notes and the Indenture is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On June 11, 2008, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Caledonia Investments plc (“Caledonia”), one of our largest shareholders, for the sale of 281,900 Common Shares in a private placement (the “Caledonia Private Placement”). The closing of the Caledonia Private Placement pursuant to the Purchase Agreement is subject to customary closing conditions and is scheduled to take place on June 18, 2008. The purchase price of the Common Shares to be sold to Caledonia is $46.87 per share, the same price that Common Shares were sold pursuant to the Equity Underwriting Agreement, resulting in gross proceeds to the Company of $13,212,653. Neither the Debt Underwriters nor the Equity Underwriters will receive any discount or commission on the sale of Common Shares to Caledonia. The Caledonia Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) and the rules and regulations promulgated thereunder as a transaction not involving any public offering. The Purchase Agreement is filed as Exhibit 10.1 hereto and the terms and conditions thereof are incorporated herein by reference.
     This Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01. Other Events.
     On June 5, 2008, the Company entered into third amendments of its (i) Revolving Credit Agreement (the “Credit Agreement”), dated as of August 3, 2006, among the Company, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Wells Fargo Bank, N.A., as documentation agent, and its (ii) Letter of Credit Facility Agreement (the “Letter of Credit Agreement”), dated as of August 3, 2006, among the Company, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as administrative agent, JPMorgan Chase Bank, N.A., as issuing bank and syndication agent, and Wells Fargo Bank, N.A., as documentation agent. The amendments to the Credit Agreement and the Letter of Credit Agreement increased the amount of permitted additional indebtedness under such agreements from $375 million to $625 million. Each of the amendments to the Credit Agreement and the Letter of Credit Agreement is filed as Exhibits 10.2 and 10.3, respectively, hereto and the terms and conditions thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Item
1.1	Underwriting Agreement, dated June 11, 2008, among the Company, and the representatives of the several underwriters listed therein relating to the Common Shares.

1.2	Underwriting Agreement, dated June 11, 2008, among the Company, the Subsidiary Guarantors and the several underwriters named therein relating to the 3.00% Convertible Senior Notes due 2038.

4.1	Original Indenture, dated June 17, 2008, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	First Supplemental Indenture, dated June 17, 2008, among the Company, the Subsidiary Guarantors and the Trustee (including form of 3.00% Convertible Senior Notes due 2038).

5.1	Opinion of Baker Botts L.L.P. as to the validity of the Common Shares and the Notes.

8.1	Opinion of Baker Botts L.L.P. regarding certain tax matters with respect to the Notes.

10.1	Common Stock Purchase Agreement dated June 11, 2008 between Caledonia and the Company.

10.2	Third Amendment to Credit Agreement among the Company as borrower, the several banks and other financial institutions and lenders from time to time party hereto, Suntrust Bank, in its capacity as administrative agent for the lenders, as issuing bank and as swingline lender, J.P. Morgan Chase Bank, National Association, as syndication agent, and Wells Fargo Bank, National Association, as documentation agent.

10.3	Third Amendment to Letter of Credit Agreement among the Company as borrower, the several banks and other financial institutions and lenders from time to time party thereto, Suntrust Bank, in its capacity as administrative agent for the lenders, and JP Morgan Chase Bank, National Association, as issuing bank and as syndication agent, and Wells Fargo Bank, National Association, as documentation agent.

23.1	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

Dated: June 17, 2008

EXHIBIT INDEX

Exhibit No.	Item
1.1	Underwriting Agreement, dated June 11, 2008, among the Company. and the representatives of the several underwriters listed therein relating to the Common Shares.

1.2	Underwriting Agreement, dated June 11, 2008, among the Company, the Subsidiary Guarantors and the several underwriters named therein relating to the 3.00% Convertible Senior Notes due 2038.

4.1	Original Indenture, dated June 17, 2008, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	First Supplemental Indenture, dated June 17, 2008, among the Company, the Subsidiary Guarantors and the Trustee (including form of 3.00% Convertible Senior Notes due 2038).

5.1	Opinion of Baker Botts L.L.P. as to the validity of the Common Shares and the Notes.

8.1	Opinion of Baker Botts L.L.P. regarding certain tax matters with respect to the Notes.

10.1	Common Stock Purchase Agreement dated June 11, 2008 between Caledonia and the Company.

10.2	Third Amendment to Credit Agreement among the Company as borrower, the several banks and other financial institutions and lenders from time to time party hereto, Suntrust Bank, in its capacity as administrative agent for the lenders, as issuing bank and as swingline lender, J.P. Morgan Chase Bank, National Association, as syndication agent, and Wells Fargo Bank, National Association, as documentation agent.

10.3	Third Amendment to Letter of Credit Agreement among the Company as borrower, the several banks and other financial institutions and lenders from time to time party thereto, Suntrust Bank, in its capacity as administrative agent for the lenders, and JP Morgan Chase Bank, National Association, as issuing bank and as syndication agent, and Wells Fargo Bank, National Association, as documentation agent.

23.1	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1).